Exhibit 10.11

                      MARKETING AND DISTRIBUTION AGREEMENT

      This MARKETING AND DISTRIBUTION AGREEMENT is made and entered into as of the date of last signature below, by and between DANA CORPORATION, a Virginia corporation, through its Heavy Vehicle Technology and Systems Group; and SMARTIRE SYSTEMS INC., a Yukon corporation.

      WHEREAS, DANA is a leading Tier I supplier in the design and manufacture of commercial vehicle drive train components for medium and heavy duty vehicles for sale to original equipment manufacturers and associated original equipment service and the independent aftermarket;

      WHEREAS, SMARTIRE is a Tier I and Tier II supplier engaged in the design and manufacture of wireless sensing systems and associated components for medium and heavy duty vehicles;

      WHEREAS, the Parties desire to enter into an agreement pursuant to which DANA would market, sell, and distribute SMARTIRE products for use in VEHICLES, both independently and through ROAD RANGER (defined below); and

      WHEREAS, SMARTIRE's tire monitoring system is based on a "wireless gateway" concept that may be compatible with other sensing opportunities for other products, and the PARTIES may wish to co-develop further products in the future.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the PARTIES hereby agree as follows:

1.    DEFINITIONS

      "AGREEMENT" means this Marketing and Distribution Agreement.

      "COMPONENTS" means components supplied by SMARTIRE as part of a SYSTEM, whether now existing or developed during the term of this AGREEMENT. References to COMPONENTS include, where appropriate, the entire SYSTEM.

      "CONFIDENTIAL INFORMATION" means all nonpublic information disclosed by either PARTY to the other, whether before or after the date of this AGREEMENT, which relates to the design, production, marketing, distribution, or sale of COMPONENTS.

      "CUSTOMERS" means OEMs, fleets and INDEPENDENT DISTRIBUTORS.

      "DANA" means the Heavy Vehicle Technology and Systems Group of Dana Corporation, a Virginia corporation.

      "DISCOVERIES" means all ideas, concepts, creations, developments, enhancements, modifications, know-how, techniques, business methods, other methods, procedures, processes, notes, drawings, compositions, computer programs, product formulations, source codes, layout designs, works of authorship, copyrights (whether registered or unregistered), improvements, processes, apparatuses, formulations, inventions and discoveries and physical embodiments thereof, whether patentable or not, with respect to COMPONENTS or SYSTEMS.


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      "INDEPENDENT DISTRIBUTOR" means aftermarket distributors not under the direct or indirect control of an OEM.

      "LOSS" is defined in Section 9.5

      "NOTICE" means formal notice in accordance with Section 13.

      "OEM" means an original equipment manufacturer, which manufactures POWER UNITS and/or TRAILERS, including its dealers and distributors.

      "PARTY" means DANA or SMARTIRE. "PARTIES" means both DANA and SMARTIRE.

      "PERSON" means any individual or entity.

      "POWER UNIT" means a Class 4 through Class 8 truck, bus, motorhome, or tractor (excluding agricultural tractors).

      "ROAD RANGER" means DANA's Road Ranger marketing alliance with Eaton Corporation.

      "SMARTIRE" means SmarTire Systems Inc., a Yukon corporation.

      "SYSTEM" means any wireless sensor system developed by SMARTIRE, using a wireless gateway, sensors, and other COMPONENTS for tire pressure monitoring and other remote sensor tasks, whether now existing or developed during the term of this AGREEMENT.

      "TERRITORY" means the United States of America, Canada, Mexico, Australia, and New Zealand.

      "TRAILER" means a highway trailer, dolly and chassis designed for use with a POWER UNIT.

      "VEHICLE" means a POWER UNIT or TRAILER.

2.    SCOPE OF RELATIONSHIP

2.1. SMARTIRE hereby grants to DANA, directly or through ROAD RANGER, the non-exclusive right to market, sell, and distribute COMPONENTS to CUSTOMERS in the TERRITORY for use in POWER UNITS and TRAILERS.

2.2. As of the date of this AGREEMENT, SMARTIRE represents and DANA acknowledges SMARTIRE's representation that that SMARTIRE has previously entered into agreements with third parties related to the marketing, sale and distribution of COMPONENTS within the TERRITORY, which agreements may be extended from time to time, which SMARTIRE may only generally describe, as set for in Exhibit A, pursuant to SMARTIRE's confidentiality obligations. Provided that DANA shall be in compliance with this AGREEMENT in all material respects specifically using reasonable commercial efforts to meet the mutually agreed sales targets as set forth elsewhere herein,


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      during the term of this AGREEMENT, SMARTIRE will not: (i) except as permitted in current agreements described in Exhibit A, the term of which may be extended, sell directly any COMPONENTS to any new CUSTOMERS in the TERRITORY; or (ii) grant rights related to the marketing, sale and distribution of COMPONENTS in the TERRITORY to any other third party. SMARTIRE may request a waiver of DANA's right to market and sell to a particular OEM in the TERRITORY by giving DANA NOTICE. If DANA does not affirm by NOTICE to SMARTIRE, within ten business (10) days after receipt of such NOTICE, DANA's intention to market and sell to such OEM, then DANA will be deemed to have waived its right to market and sell to such OEM.

2.3. Notwithstanding Section 2.1, SMARTIRE may continue to provide COMPONENTS directly to CUSTOMERS in the TERRITORY under existing part numbers, purchase orders and contracts. Subject to mutual agreement between Dana and SmarTire, the parties may agree to transfer these contracts to Dana providing that the customer is in agreement with this transfer, and that mutual pricing terms between Dana and SmarTire can be established. These agreements shall not be transferred to a third party.

2.4. SMARTIRE hereby grants to DANA the nonexclusive right to market, sell, and distribute COMPONENTS to CUSTOMERS outside the TERRITORY, or for use other than in POWER UNITS and TRAILERS; provided that DANA shall give NOTICE to SMARTIRE of its intention and if SMARTIRE does not advise DANA of its rejection of the request within ten business (10) days after receipt of such NOTICE, DANA may exercise its rights to the extent of the NOTICE and of this AGREEMENT.

2.5. SMARTIRE shall negotiate in good faith with DANA prior to granting to any other PERSON nonexclusive or exclusive rights to market, sell, or distribute COMPONENTS to CUSTOMERS outside the TERRITORY, or for use in vehicles other than POWER UNITS and TRAILERS.

2.6. At the request of either PARTY, SMARTIRE and DANA shall negotiate in good faith regarding the expansion of the TERRITORY and/or of the markets within the TERRITORY.

2.7. Throughout the term of this AGREEMENT, DANA shall not market, sell, or distribute any system for wireless tire pressure monitoring other than the SYSTEMS. This covenant shall not affect in any way DANA's tire pressure control business.

2.8. Throughout the term of this AGREEMENT, SMARTIRE shall not design, develop, manufacture, or sell, any tire pressure control system.

2.9. The PARTIES acknowledge and agree that money damages may be inadequate to compensate a PARTY for any breach of Section 2.7 or 2.8. Therefore, in the event of any actual or threatened breach of Section 2.7 or 2.8, in addition to any other remedies that may be available at law or in equity, the aggrieved PARTY shall be entitled to appropriate temporary and/or permanent injunctive relief.


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                                      -3-
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3.       SMARTIRE'S AND DANA'S OBLIGATIONS

3.1. SMARTIRE shall design, develop, manufacture and sell to DANA, and DANA shall purchase from SMARTIRE, one hundred percent (100%) of DANA's requirements for COMPONENTS for CUSTOMERS in the TERRITORY during the term of this AGREEMENT. The COMPONENTS shall be supplied by SMARTIRE to DANA in compliance with all specifications as agreed between the PARTIES.

3.2. SMARTIRE shall make reasonable commercial efforts, on a timely basis, to assure that all COMPONENTS are competitive with similar products, and to assure its suppliers are competitive, taking into consideration all relevant factors including, but not limited to, design, technology, performance, features, quality, reliability, service, delivery, and cost.

3.3. SMARTIRE shall use reasonable commercial efforts to assure that it has (or its suppliers have) adequate production capacities to meet the estimated annual requirements provided by DANA. Any estimates are for planning purposes only, and are not obligations to purchase COMPONENTS.

3.4. SMARTIRE shall provide technical and application support to DANA and the CUSTOMERS as agreed between SMARTIRE and DANA from time to time. Such support shall be at SMARTIRE's or CUSTOMER's expense as agreed. SMARTIRE shall keep DANA informed of any environmental or vehicle installation issues that may affect performance of the SYSTEM or COMPONENTS of which SMARTIRE is, or should, through the exercise of reasonable diligence, becomes aware.

3.5. SMARTIRE shall provide reasonable amounts of training to DANA's sales and service technicians and to CUSTOMERS as agreed between SMARTIRE and DANA from time to time..

3.6. SMARTIRE shall provide prototypes and reasonable quantities of production samples of COMPONENTS to DANA free of charge as agreed on a case by case basis to facilitate DANA's sale of the COMPONENTS.

3.7. DANA shall use reasonable commercial efforts to actively market and sell COMPONENTS to CUSTOMERS and INDEPENDENT DISTRIBUTORS in the TERRITORY, and obtain the highest practical market penetration throughout the TERRITORY.

3.8. The PARTIES will consult each other regularly, at least twice annually or as mutually agreed, to review market developments, discuss proposed amendments to this AGREEMENT, and to address new opportunities outside the TERRITORY, CUSTOMER needs, competing products, production planning, COMPONENT developments, COMPONENTS and SYSTEMS developments, COMPONENTS and SYSTEMS costs, product performance, warranty, competitiveness, sales targets, promotions, advertising campaigns, sales and service actions. One of these meetings will be held annually in September.


SMARTIRE/DANA CONFIDENTIAL                                        September 2005
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3.9.  DANA and SMARTIRE shall mutually agree on monthly, quarterly and/or annual sales targets to be achieved by DANA. At any time, if DANA fails to meet the mutually agreed sales targets, the parties shall meet to discuss the reasons for such failure and mutually develop a corrective action plan which shall provide for no less than two (2) quarters for DANA to achieve the sales targets. During such a period, SmarTire shall be able to provide increased sales support to the Customers to assist in the attainment of the targets, and Dana shall provide SmarTire with any relevant customer information required to assist in this process. Provided DANA shall be meeting its obligations set forth in Section 3.7, the failure of DANA to achieve such sales targets will not, by itself, be considered grounds for termination of this AGREEMENT. DANA shall provide SMARTIRE with timely sales reports listing all current sales prospects and opportunities for the COMPONENTS and participate in conference calls with SMARTIRE to discuss goals and plans to achieve the highest sales reasonably possible. DANA shall, at SMARTIRE's reasonable request, provide any information relating to the actual sale of COMPONENTS including e-mails, status reports, sales plans, proposals, or related items

3.10. If DANA fails to meet it sales targets despite having participated in a corrective action plan and having met its obligations set forth in Section 3.7, following the second year of the AGREEMENT, DANA may, on sixty (60) days prior written notice in advance of any annual AGREEMENT anniversary date, advise SMARTIRE of DANA's intention to terminate the AGREEMENT without cause.

3.11. SMARTIRE will own, develop and provide technical and training materials and, at CUSTOMERS' or INDEPENDENT DISTRIBUTORS' expense, provide marketing and technical counsel to CUSTOMERS and INDEPENDENT DISTRIBUTORS to assist with the application and installation of retrofit SYSTEMS.

3.12. DANA will own, develop and provide reasonable and customary amounts of marketing and sales materials for the SYSTEMS and COMPONENTS. At SMARTIRE's option, SMARTIRE may develop or fund additional marketing and sales materials.

3.13. In order to assure mutual success, SMARTIRE shall furnish to DANA any relevant technical and commercial information regarding COMPONENTS and SYSTEMS, including market leads and competitive market knowledge, which might come into SMARTIRE's possession, except through agreements or relationships described in Exhibit A.

3.14. Each Party shall, in connection with its performance hereunder, comply with all applicable, rules, and regulations.

4.    BRANDING AND TRADEMARKS

4.1. DANA has the right to market, sell, and distribute COMPONENTS under a brand owned by DANA; provided, however, that COMPONENT packaging will identify SMARTIRE as the manufacturer of the COMPONENTS.


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4.2.  Subject to the provisions of this AGREEMENT, DANA grants to SMARTIRE for the term of this AGREEMENT a non-exclusive license to use the trade names, trademarks, logo marks and other similar markings of DANA as provided by DANA from time to time or other marks that DANA may identify from time to time in writing to SMARTIRE ("DANA MARKS") on COMPONENTS and packaging for COMPONENTS that it sells to DANA so long as COMPONENTS are manufactured and distributed in accordance with the standards, specifications and instructions established and approved by DANA. SMARTIRE may not use the DANA MARKS on COMPONENTS or packaging for COMPONENTS sold to third parties outside of this AGREEMENT.

4.3. Upon expiration or termination of this AGREEMENT, SMARTIRE agrees to discontinue the use of the DANA MARKS or any mark confusingly similar thereto immediately, not to attempt to register or to use any trademark, service mark, trade name, logo, trade dress, or other similar marking that in the opinion of DANA is confusingly similar to any DANA MARKS. SMARTIRE agrees that it will destroy all materials bearing the DANA MARKS or remove the DANA MARKS from web sites and other electronic media.

4.4. DANA shall have the right, at reasonable times and upon reasonable prior notice, to (a) inspect samples of SMARTIRE's finished COMPONENTS, packaging, labels or advertising bearing the DANA MARKS at a mutually agreeable location, or (b) receive, at SMARTIRE's expense, reasonable quantities of samples of SMARTIRE's finished COMPONENTS, packaging, labels or advertising bearing the DANA MARKS for the purpose of determining that they are of the proper quality. SMARTIRE shall change all COMPONENTS, packaging, labels or advertising bearing the DANA MARKS that are not approved by DANA.

4.5. Subject to the provisions of this AGREEMENT, SMARTIRE grants to DANA for the term of this AGREEMENT a non-exclusive license to use the trade names, trademarks, logo marks and other similar markings of SMARTIRE as provided by SMARTIRE or other marks that SMARTIRE may identify from time to time in writing to DANA ("SMARTIRE MARKS") on printed material, including but not limited to technical materials, brochures, catalogs, instruction manuals, advertising, and marketing materials related to COMPONENTS and SYSTEMS.

4.6. Upon expiration or termination of this AGREEMENT, DANA agrees to discontinue the use of the SMARTIRE MARKS or any mark confusingly similar thereto immediately, not to attempt to register or to use any trademark, service mark, trade name, logo, trade dress, or other similar marking that in the opinion of SMARTIRE is confusingly similar to any SMARTIRE MARKS. DANA agrees that it will destroy all materials bearing the SMARTIRE MARKS or remove the SMARTIRE MARKS from web sites and other electronic media, except that DANA may use printed materials until COMPONENTS in inventory are sold or returned for credit.


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4.7.  SMARTIRE shall have the right, at reasonable times and upon reasonable prior notice, to (a) inspect samples of DANA's packaging, labels or advertising bearing the SMARTIRE MARKS at a mutually agreeable location, or (b) receive, at DANA's expense, reasonable quantities of samples of DANA's packaging, labels or advertising bearing the SMARTIRE MARKS for the purpose of determining that they meet quality standards and proper use of SMARTIRE MARKS previously defined by SMARTIRE. DANA shall change all packaging, labels or advertising bearing the SMARTIRE MARKS in a manner not previously approved by SMARTIRE.

5.    PURCHASE ORDERS AND FORECASTS

5.1. DANA shall issue biweekly shipping releases by direct computer order entry, specifying the quantities of COMPONENTS, delivery date and delivery location. Each such release will indicate an twelve (12) week rolling estimate of weekly volumes, the last ten (10) weeks of which are forecasts for planning purposes and the first two (2) weeks' volume requirements shall be a firm commitment. The firm orders submitted by DANA shall be effective after confirmation by SMARTIRE. SMARTIRE will use its best efforts to provide such confirmation within one (1) business day after receipt of the order. On specific long lead components (greater than six months lead time), DANA will develop a one year forecast. SMARTIRE shall provide a list of long lead components for DANA's acknowledgement. Requests for additions or changes to this list shall be submitted to DANA for approval in writing and include an estimate of the associated costs and lead times by component.

5.2. At any time, DANA may place an emergency order for COMPONENTS with SMARTIRE. SMARTIRE shall make reasonable efforts to accept such orders and notify DANA within one (1) business day after receipt of the emergency order if it accepts the order. Any incremental costs required to fulfill such emergency order shall be borne by DANA unless the need for the emergency order is created by SMARTIRE.

5.3.  In addition to the foregoing, DANA shall, twice annually in the first
      (1st) and third (3rd) quarter of each year give SMARTIRE a good faith estimate of its COMPONENT purchases during the next applicable year. These estimates are for planning purposes only, and are not obligations to purchase COMPONENTS.

5.4. If any COMPONENTS are delivered in excess of volumes ordered or in advance of schedule, DANA may return them at SMARTIRE's expense or retain them and invoice SMARTIRE for any resulting handling and storage costs. DANA will not process invoices for COMPONENTS shipped in advance of schedule until the scheduled delivery date. DANA may change scheduled deliveries at any time by written notice to SMARTIRE and will reimburse SMARTIRE for reasonable, documented, unavoidable incremental costs incurred by SMARTIRE due to such changes. If SMARTIRE fails to deliver any shipment of COMPONENTS in accordance with DANA's instructions, DANA may, at its option, cancel the shipment, accept partial or delayed delivery.


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6.    PRICES AND PAYMENT CONDITIONS

6.1. SMARTIRE shall give DANA NOTICE of its price for each COMPONENT at the time of execution of this AGREEMENT or, for new COMPONENTS, as soon as the price is determined. SMARTIRE may change these prices upon ninety (90) days NOTICE to DANA; provided, however, that SMARTIRE shall honor the old price with respect to any binding commitments DANA has made to a CUSTOMER prior to receiving NOTICE of the price change. All prices shall be stated in United States dollars.

6.2. SMARTIRE warrants that its prices to DANA for the COMPONENTS are and will remain no less favorable than its prices to other customers for the same or comparable goods in comparable quantities and in comparable terms of sale.

6.3. DANA shall mark up SMARTIRE prices (excluding any shipping, duties, handling, packaging or dunnage charges) by an amount solely determined by DANA for resale to CUSTOMERS.

6.4. Where specific opportunities or pricing issues arise with existing or potential CUSTOMERS, the PARTIES shall negotiate, on a case by case basis, in good faith a suitable pricing structure between DANA and SMARTIRE to meet the CUSTOMERS' request.

6.5. SMARTIRE shall invoice DANA in United States dollars on a regular basis upon delivery of COMPONENTS. Payment terms from DANA are net on the sixty-second (62nd) day following the date of invoice. All PRODUCTS shall be sold Delivery Duty Paid to the delivery point, which may be a CUSTOMER location or DANA facility. As such, SMARTIRE is liable for paying all costs of transport, insurance, duties and brokerage fees to the delivery point. Title and risk of loss shall pass at the delivery point.

6.6. Without limiting any other remedies available to DANA, DANA has the right to offset, against amounts due to SMARTIRE, any amounts due and payable from SMARTIRE to DANA under this AGREEMENT.

6.7. All other terms and conditions of the sale of COMPONENTS to DANA shall be in accordance with the terms and conditions of DANA'S purchase order as set forth in Exhibit C. To the extent that the terms and conditions of such order are inconsistent with or contradictory to the express terms of this AGREEMENT, the terms of this AGREEMENT shall govern without modification by the provisions contained in such order or sales terms.

7.    CONFIDENTIALITY

The following terms govern the confidentiality of information disclosed by either PARTY ("DISCLOSING PARTY") to the other PARTY ("RECEIVING PARTY"):

7.1. RECEIVING PARTY shall restrict access to and disclosure of the CONFIDENTIAL INFORMATION to its affiliates and suppliers and their respective directors, officers, employees, and agents who have a need to know the CONFIDENTIAL INFORMATION. RECEIVING PARTY shall not disclose CONFIDENTIAL INFORMATION, directly or indirectly, to any other PERSON.


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      RECEIVING PARTY shall not use CONFIDENTIAL INFORMATION to reproduce, redesign, reverse engineer, or manufacture products or equipment of DISCLOSING PARTY, to perform services relating to the products or equipment of DISCLOSING PARTY, or for its own benefit, except as expressly provided in this AGREEMENT.

7.2. RECEIVING PARTY may only use DISCLOSING PARTY's CONFIDENTIAL INFORMATION in accordance with the purpose of this AGREEMENT. No other rights or licenses are granted to either PARTY in the CONFIDENTIAL INFORMATION.

7.3. RECEIVING PARTY shall use at least the same high degree of care, but no less than a reasonable degree of care, to avoid inadvertent disclosure or unpermitted use of DISCLOSING PARTY's CONFIDENTIAL INFORMATION which it employs with respect to its own proprietary or CONFIDENTIAL INFORMATION and that it does not wish to have disseminated, published or disclosed.

7.4. There shall be no restrictions under this AGREEMENT with respect to any portion of the CONFIDENTIAL INFORMATION, which RECEIVING PARTY can establish through documentary evidence:

      a. was known to RECEIVING PARTY at the time of its disclosure to RECEIVING PARTY;

      b. was or becomes publicly known through no fault, wrongful act or omission of RECEIVING PARTY;

      c. was received by RECEIVING PARTY from a third party, without solicitation, such third party having a bona fide right to do so, and not having any confidential relationship or obligation to DISCLOSING PARTY, and without breach of the restrictions contained in this AGREEMENT;

      d. was independently developed by RECEIVING PARTY without access to DISCLOSING PARTY's CONFIDENTIAL INFORMATION or a breach of this AGREEMENT;

      e.    was approved for release in writing by DISCLOSING PARTY; or

      f. was required by law, court order or governmental agency to be disclosed. In such cases, RECEIVING PARTY shall immediately notify DISCLOSING PARTY that production or disclosure has been ordered, and to take all reasonable steps and cooperate with DISCLOSING PARTY to limit disclosure of the CONFIDENTIAL INFORMATION.

7.5. CONFIDENTIAL INFORMATION shall not be deemed to be in the public domain merely because any part of such CONFIDENTIAL INFORMATION is embodied in general disclosures or because individual features, components or combinations thereof are now or become known to the public. All CONFIDENTIAL INFORMATION delivered by DISCLOSING PARTY to RECEIVING PARTY pursuant to this AGREEMENT shall be and remain the property of DISCLOSING PARTY unless otherwise provided herein.


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7.6.  The PARTIES do not seek the confidential information or trade secrets of any third party, and the PARTIES shall not use in the performance of this AGREEMENT or disclose to the other PARTY such confidential information or trade secrets.

7.7. In any judicial proceeding, it will be presumed that matters which are designated as Confidential or Proprietary constitute CONFIDENTIAL INFORMATION, and that RECEIVING PARTY will bear the burden of proving such matters or information are unrestricted pursuant to Section 7.4.

7.8. RECEIVING PARTY is liable for any breach of this Section 7 by all PERSONS to whom it has disclosed CONFIDENTIAL INFORMATION.

7.9. Upon the expiration or termination of this AGREEMENT, each PARTY shall return or destroy and certify the destruction of the other PARTY's CONFIDENTIAL INFORMATION within thirty (30) days of such request. Counsel for each PARTY is entitled to keep one copy in a confidential file as evidence of the disclosure.

8.    QUALITY ASSURANCE, PRODUCT APPLICATIONS and PACKAGING

8.1. SMARTIRE or its suppliers shall manufacture or assemble COMPONENTS according to its normal quality assurance procedures and TSI6949 standards so as to ensure COMPONENTS' conformity with the applicable engineering drawings and specifications. SMARTIRE shall submit to DANA a written summary of its quality assurance plan and, prior to initiating the supply of COMPONENTS to DANA, shall furnish inspection data to show adherence to such plan.

8.2. Prior to making any subsequent modifications to its manufacturing process or quality system, SMARTIRE shall furnish to DANA a written summary of its revised quality assurance plan, together with the applicable inspection data.

8.3. Any changes to COMPONENTS or their specifications are subject to the prior written agreement of the PARTIES and, if required, the CUSTOMER.

8.4. At DANA'S request, SMARTIRE shall provide ongoing evidence of conformance to SMARTIRE'S quality assurance plan and TSI6949 standards in the form of a certification from SMARTIRE'S quality department. SMARTIRE shall also permit DANA or its designee at reasonable times and on reasonable notice to audit SMARTIRE'S quality assurance procedure and review pertinent inspection records at the manufacturing and assembly locations of SMARTIRE and its suppliers. The PARTIES agree to work toward the objective of SMARTIRE becoming a qualified supplier pursuant to DANA'S supplier quality requirements.


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8.5.  SMARTIRE shall develop approval guidelines for acceptable applications and installations of COMPONENTS with regard to wheel installation and signal integrity within 60 days after validation of any COMPONENTS and may revise the same from time to time to reflect COMPONENT modifications, COMPONENT packaging modification or additional COMPONENT configurations, upon agreement by the PARTIES.

8.6. DANA shall approve COMPONENT applications and installations which are within the limits of the guidelines referred to in Section 8.5. In those cases where an application or installation does not conform to the standard conditions, DANA shall request SMARTIRE'S assistance and SMARTIRE will respond to such request by approving or disapproving the proposed application within ten (10) days.

8.7. The engineering departments of SMARTIRE and DANA shall maintain information on approved applications and installations of COMPONENTS. DANA shall be responsible for the communications of CUSTOMER and applications and installation approval or disapproval to its CUSTOMERS. DANA shall promptly notify SMARTIRE regarding such communications.

8.8. The PARTIES will mutually agree upon COMPONENT packaging prior to initial deliveries.

9.    WARRANTY & LIABILITY

9.1. SMARTIRE shall provide DANA with SMARTIRE's express warranty with respect to the SYSTEMS and COMPONENTS, a copy of which is attached as Exhibit B and made an integral part hereof. DANA shall pass the aforesaid SMARTIRE warranty on to its CUSTOMERS, and SMARTIRE shall fully honor this warranty. SMARTIRE shall have no obligation to honor any warranty obligations--with respect to the SYSTEMS and COMPONENTS--which are in addition to those obligations set forth on Exhibit B, except to the extent that DANA and SMARTIRE shall previously have agreed otherwise..

9.2. Decisions on warranty claims made against DANA for COMPONENTS shall be made by DANA in its reasonable discretion. DANA shall use reasonable commercial efforts to justify all such warranty claims. If SMARTIRE disagrees with DANA'S decisions on these warranty claims, the PARTIES shall negotiate an agreeable settlement within a reasonable period. DANA shall provide SMARTIRE with adequate written documentation in support of all warranty claims for COMPONENTS that are submitted to SMARTIRE by DANA. DANA will invoice SMARTIRE at quarterly intervals for all warranty payments made by DANA against COMPONENTS and payment will be made by SMARTIRE within thirty (30) days of determination of settlement.


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

9.3. If a recall, service campaign or similar action is required by law or regulation, or if any such action is ordered by any governmental agency with respect to COMPONENTS, then to the extent permitted by law or regulation, the PARTIES shall negotiate in good faith to determine the corrective actions to be taken, the costs of which shall be borne by the PARTIES in proportion to their respective responsibility for the alleged defect.

9.4. SMARTIRE shall be liable to DANA hereunder for: (a) the replacement of all defective COMPONENTS; and (b) reimbursement for reasonable removal/installation costs, as well as for all other reasonable costs incurred by DANA or its customers to perform the corrective action, excluding internal handling and administrative costs and any mark-up normally accruing to DANA or its customer in the distribution of service parts

9.5. Each PARTY shall defend (as provided in Section 9.6 below), indemnify and save harmless the other PARTY, its directors, officers and employees and agents, from any and all actual and alleged costs, expenses, claims, suits, damages and liabilities (collectively "LOSS") based upon injury or death to persons or damaged property, to the extent such LOSS is caused by or arises out of or in connection with a claim, suit or proceeding brought by a third party based on a) any negligent or wrongful act or omission of the other PARTY, its supplier, or their respective employees, agents or representatives in the performance of this AGREEMENT; and b) in the case of SMARTIRE to DANA, any defects in the design, material and/or workmanship of COMPONENTS.

9.6. Where the cause of the LOSS is the negligence, fault or other breach of duty of both DANA and SMARTIRE or a third party's, the liability therefor shall be allocated, reallocated or prorated, as the case may be, between the PARTIES hereto and any other party bearing responsibility in accordance with their percentage of negligence, fault or other breach of duty in causing such LOSS and the liability of the indemnifying PARTY proportionately reduced. Each PARTY shall notify the other within fifteen
      (15) days after receipt of knowledge of any accident involving COMPONENTS and shall fully cooperate with the other in the investigation and determination of the cause of any such accident. The furnishing of information and investigation by a PARTY shall in no manner constitute or be construed as an assumption of liability by such party. The foregoing indemnification obligations in Sections 9.5 and 9.6 are conditioned upon the indemnified PARTY promptly notifying the indemnifying PARTY in writing of the claim, suit or proceeding for which the indemnifying PARTY is obligated under these Sections, the indemnified PARTY cooperating with, assisting and providing information to, the indemnifying PARTY as reasonably required and at the indemnifying PARTY's expense, and granting the indemnifying PARTY the exclusive right to defend or settle such claim, suit or proceeding.

9.7. SUBJECT TO THE INDEMNIFICATION OR WARRANTY OBLIGATIONS, IMPOSED UPON EACH PARTY PURSUANT TO THIS AGREEMENT, IN NO EVENT SHALL THE LIABILITY OF EITHER PARTY OR THEIR RESPECTIVE SUBSIDIARIES, EMPLOYEES, DIRECTORS OR OFFICERS, TO THE OTHER PARTY PURSUANT TO THIS CONTRACT, WHETHER ARISING IN

      CONTRACT OR IN TORT, OR ANY OTHER LEGAL THEORY (BUT EXCLUDING WILLFUL MISCONDUCT) BE THE GREATER OF IN AGGREGATE (i) THE AMOUNT PAID BY DANA TO SMARTIRE IN THE TWELVE (12) MONTHS PRECEDING THE CLAIM OR CIRCUMSTANCES FIRST GIVING RISE TO THE EVENT OR (ii) THREE MILLION DOLLARS ($3,000,000).

      EACH PARTY HEREBY RELEASES THE OTHER PARTY AND ITS SUBSIDIARIES, EMPLOYEES, DIRECTORS AND OFFICERS FROM ANY LIABILITY IN EXCESS OF SUCH AMOUNT. THIS SECTION SHALL PREVAIL AND TAKE PRECEDENCE OVER ANY CONFLICTING OR INCONSISTENT PROVISIONS IN THE CONTRACT. NOTHING IN THIS AGREEMENT SHALL LIMIT EITHER PARTY'S LIABILITY TO THE OTHER PARTY FOR BODILY INJURY OR DEATH CAUSED BY THE INDEMNIFYING PARTY'S NEGLIGENCE. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER-INCIDENT (I. E., THE EXISTENCE OF TWO OR MORE CLAIMS WILL NOT ENLARGE THIS LIMIT.)

      NOTWITHSTANDING THE FOREGOING, IF EITHER PARTY IS SUED BY A THIRD PARTY IN ANY COURT FOR DAMAGES FOR REASON OF THE ACTS OR OMISSIONS OF THE OTHER PARTY INCLUDING BUT NOT LIMITED TO CLAIMS RELATED TO WARRANTY, INTELLECTUAL PROPERTY INFRINGEMENT OR PRODUCTS LIABILITY, TO THE EXTENT SUCH LAWSUIT RELATES TO THE ACTS OR OMISSIONS OF THE OTHER PARTY, SUCH OTHER PARTY SHALL DEFEND SUCH ACTION (OR CAUSE THE SAME TO BE DEFENDED) AT ITS OWN EXPENSE AND SHALL PAY AND DISCHARGE ANY JUDGMENT THAT MAY BE RENDERED IN SUCH ACTION. IF SUCH OTHER PARTY FAILS OR NEGLECTS TO SO DEFEND IN SAID ACTION, THE PARTY SUED MAY DEFEND THE SAME AND ANY EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, WHICH IT MAY PAY OR INCUR IN DEFENDING SAID ACTION AND THE AMOUNT OF ANY JUDGMENT WHICH IT MAY BE REQUIRED TO PAY SHALL BE REIMBURSABLE BY THE OTHER PARTY TO THE EXTENT SUCH LAWSUIT RELATES TO THE ACTS OR OMISSIONS OF THE OTHER PARTY.

      SMARTIRE shall maintain product liability insurance, with coverage amounts no less than USD $25,000,000, with a reputable insurer, which policy shall name DANA as an additional insured.

9.8. Each PARTY represents and warrants that it has the right to enter into this AGREEMENT, and that entry into this AGREEMENT will not result in the breach or violation of or constitute default under any other AGREEMENT, statute, court order, judgment, rule or regulation, court, regulatory authority or government body to which the such PARTY is a party or bound.


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

9.9. Each PARTY represents and warrants that it will not make any agreements or assignments with or in favor of any third party, which would conflict with or render it unable to comply with its obligations hereunder.

9.10. Except for liability arising out of or in connection with death or bodily injury, the tort of deceit or where it is not otherwise permissible under applicable law to exclude liability, in no event shall either PARTY, its respective affiliates, officers, directors, employees, agents or suppliers be liable for any special, incidental, indirect or consequential damages, or lost revenue, lost profits, or lost or damaged data, whether arising in contract, tort (including negligence), or otherwise, even if such PARTY has been informed of the possibility thereof. Notwithstanding the foregoing, damages arising out of or in connection with amounts owing under the express obligations under Section 9.5, Section 9.7, third paragraph and Section 10.5, shall not be considered consequential in nature regardless of their form or origin.

9.11. This Section 9 shall survive the expiration and/or termination of this AGREEMENT.

10.   INTELLECTUAL PROPERTY MATTERS

10.1. All DISCOVERIES authored, made, conceived or reduced to practice by DANA or for DANA by a third party for DANA's benefit, prior to this AGREEMENT, will remain the property of DANA. All DISCOVERIES authored, made, conceived or reduced to practice from time to time solely by DANA or solely for DANA by a third party for DANA's benefit, during the term this AGREEMENT and after its termination will remain the property of DANA

10.2. All DISCOVERIES authored, made, conceived or reduced to practice by SMARTIRE or for SMARTIRE by a third party for SMARTIRE'S benefit, prior this AGREEMENT, will remain the property of SMARTIRE. All DISCOVERIES authored, made, conceived or reduced to practice from time to time solely by SMARTIRE or solely for SMARTIRE by a third party for SMARTIRE'S benefit, during the term of this AGREEMENT and after its termination will remain the property of SMARTIRE.

10.3. The PARTIES anticipate that they may engage in one or more joint product development or co-development projects in the future involving the PARTIES and potentially one or more CUSTOMERS. Prior to commencing any such project, the PARTIES and any participating CUSTOMERS will negotiate in good faith and enter into a comprehensive joint development agreement for such project.

10.4. SMARTIRE represents and warrants that all COMPONENTS it furnishes hereunder are free of encumbrances or claims, that SMARTIRE has the right to convey ownership of COMPONENTS to DANA.

10.5. Subject to the following provisions of this Section, SMARTIRE shall, at its own expense, indemnify, hold harmless, defend or at its option settle any claim, suit or proceeding brought against DANA or CUSTOMER which is based on an allegation that any COMPONENTS or any components thereof sold and supplied to DANA under this AGREEMENT constitute an infringement of a


SMARTIRE/DANA CONFIDENTIAL                                        September 2005
      patent issued within the TERRITORY, design right, or copyright, constitutes a misuse or misappropriation of proprietary information, or violates another form of intellectual property ("CLAIM"). This obligation shall be effective only if SMARTIRE is notified promptly in writing and given authority, information and assistance (including, without limitation, making available to SMARTIRE such documents and witnesses as are within the control of DANA, at DANA'S expense) for the defense of such claim, suit or proceeding. SMARTIRE shall pay all damages (compensatory or punitive), attorney fees, and costs awarded in such suit or proceeding so defended or payable as a result of any settlement which SMARTIRE enters into. If any COMPONENTS or any components thereof furnished hereunder become the subject of any CLAIM and a settlement or an adjudication establishes that such COMPONENTS or components thereof do in fact infringe such a patent, design right, or copyright, constitutes a misuse or misappropriation of proprietary information, or violates another form of intellectual property or if the use or sale of such COMPONENTS or components thereof is enjoined, SMARTIRE shall, at its own expense, either:

      a. procure for DANA and CUSTOMERS the right to continue using such COMPONENTS or components thereof;

      b. replace such COMPONENTS or components thereof with non-infringing COMPONENTS or components thereof reasonably acceptable to DANA and CUSTOMERS; or

      c. modify such COMPONENTS or components thereof in a manner reasonably acceptable to DANA and CUSTOMERS so such COMPONENTS or components thereof become non-infringing.

Notwithstanding the foregoing, SMARTIRE shall have no liability for a CLAIM arising from:

      a) the combination, operation, or use of a COMPONENT supplied under this Agreement with any product, device, or software not supplied by or through SMARTIRE to the extent the CLAIM is based on the combination;

      b) the alteration or modification of any COMPONENTS except as authorized by SMARTIRE;

      c) SMARTIRE's compliance with DANA's designs, specifications, or instructions; and,

      d) DANA or CUSTOMER's use of the COMPONENT after SMARTIRE has informed DANA of modifications or changes in the COMPONENTS required to avoid such a CLAIM if the alleged infringement would have been avoided by implementation of SMARTIRE's recommended modifications or changes where such modifications or changes have been provided to DANA at no additional charge.


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

This Section 10.5 states the entire liability of SMARTIRE to DANA with respect to infringement of design right or copyright that constitutes a misuse or misappropriation of proprietary information, constitutes any competition, or violates another form of intellectual property, by any COMPONENTS or any components thereof. TO THE EXTENT PERMITTED BY LAW, THIS INDEMNITY OBLIGATION AND REMEDY ARE GIVEN TO DANA AND ITS CUSTOMERS SOLELY FOR THEIR RESPECTIVE BENEFIT AND IN LIEU OF, AND SMARTIRE DISCLAIMS, ALL WARRANTIES, CONDITIONS AND OTHER TERMS OF NON-INFRINGEMENT WITH RESPECT TO ANY COMPONENT.

11.   TERM AND TERMINATION

11.1. This AGREEMENT shall remain in effect for a term of seven (7) years from the effective date as of the date of last signature below, at which time this AGREEMENT shall be continue indefinitely until terminated by either PARTY, upon one (1) year's NOTICE to the other PARTY.

11.2. Either PARTY may terminate this AGREEMENT immediately upon NOTICE to the other PARTY upon the occurrence of one of the following events:

      a.    the failure or refusal of the other PARTY for a period of ninety
            (90) days after NOTICE to perform fully and promptly its obligations under this AGREEMENT.

      b. either PARTY defaults or breaches any material provision of this AGREEMENT and does not remedy the default or breach within thirty
            (30) days after NOTICE by the other PARTY.

      c. the commencement of any proceeding by or against either PARTY or its property under any law dealing with bankruptcy, insolvency, receivership or other relief of debtors.

      d.    the insolvency or dissolution of either PARTY.

      e. by the other PARTY, if the maximum amount payable by one PARTY to the other PARTY, in the limitation of liability set forth in paragraph 1 of Section 9.7, has been exhausted.

11.3. If DANA has failed to make any payments, unless a reasonable dispute exists and the PARTIES are negotiating a resolution with respect to such invoice, when due, SMARTIRE may terminate this AGREEMENT upon thirty (30) days written notice to DANA.

11.4. If SMARTIRE is (i) in breach of this AGREEMENT, (ii) ceases to carry on business as a going concern; (iii) becomes or may become the object of the institution of voluntary or involuntary proceedings in bankruptcy or liquidation; (iv) a receiver or similar officer is appointed with respect to the whole or a substantial part of its assets; or (v) an event similar to any of the foregoing occurs under applicable law, and fails or refuses to supply COMPONENTS to DANA as required under this AGREEMENT, provided that DANA shall not be in breach of this AGREEMENT, then DANA shall have


SMARTIRE/DANA CONFIDENTIAL                                        September 2005
      the right to manufacture, have manufactured, or acquire from SMARTIRE's suppliers, substitutes for COMPONENTS for the sole purpose of DANA continuing to supply its then current CUSTOMERS with COMPONENTS. In such case, DANA shall have the right to utilize SMARTIRE's intellectual property rights, DISCOVERIES and CONFIDENTIAL INFORMATION for such purposes, subject to the terms of this Agreement, and DANA shall pay SMARTIRE a reasonable royalty to SMARTIRE for use of its intellectual property rights. SMARTIRE shall not obstruct DANA's efforts or ability to find and qualify alternate supplier(s) of substitute products. This Section does not grant DANA the right to develop the SYSTEMS or COMPONENTS including adding new or enhanced functionality. The rights of DANA under this Section shall survive the termination of this AGREEMENT for one (1) year; provided, however, that if DANA's contractual commitment as at the date of SMARTIRE's failure or refusal to supply COMPONENTS to DANA to supply COMPONENTS to any CUSTOMER is longer, the rights of DANA under this Section shall survive the termination of this AGREEMENT with respect to such CUSTOMER only for the length of DANA's contractual commitment.

11.5. Except with respect to injunctive relief sought by either PARTY where appropriate, in the event of a dispute between the PARTIES, the PARTIES shall use the following procedure prior to either PARTY pursuing other available remedies.

      a. Meeting. A meeting shall be held promptly between the PARTIES, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

      b. If the PARTIES have not succeeded in negotiating a resolution of the dispute within sixty (60) days after the first meeting, they shall submit the dispute to mediation in accordance with the Mediation of Business Disputes Model Procedure of the Center for Public Resources.

      c. Mediation. The PARTIES will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR International Institute for Conflict Prevention and Resolution if they have been unable to agree upon such appointment within twenty
            (20) days after one PARTY has given the other NOTICE of its intent to invoke mediation.

      d. Participation. The PARTIES shall participate in good faith in the mediation and negotiations related thereto for a minimum period of thirty (30) days after the initial meeting with the mediator. If the PARTIES are not successful in resolving the dispute through the mediation, then either PARTY may pursue other available remedies. Sections 11.4 and 11.5 shall survive the expiration or other termination of this AGREEMENT.


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

12.   SEVERABILITY AND FORCE MAJEURE

12.1. All provisions of this AGREEMENT are intended to be in conformance with applicable laws and regulations binding on the PARTIES and to which each of them are subject, and each PARTY hereby undertakes to take all necessary measures to comply with all such laws and regulations and to ensure that this AGREEMENT remains valid at all times. Any provisions of this AGREEMENT which may be in conflict with such laws and regulations shall be so modified, in an amendment to this AGREEMENT to be agreed between the PARTIES, so as to conform to such laws and regulations.Neither PARTY shall be liable for damages for delay in or prevention of its performance arising out of causes beyond its reasonable control, including, but not limited to, acts of God or of the public enemy, acts of any government in its sovereign capacity, fires, floods, epidemics, and strikes or other labor disputes. If either PARTY's performance in meeting an agreed shipping date is delayed due to continuing causes covered by this Section, the shipping date shall be extended only for the period during which they continue to exist. Delay in performance by either PARTY shall be excused under this Section only if the PARTY whose performance is delayed gives NOTICE of the delay to the other PARTY promptly and in no event more than fifteen (15) days after the event causing the delay.

13.   NOTICES, AMENDMENTS, ASSIGNMENT, NO AGENCY & GOVERNING LAW

13.1. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given hereunder if in writing and, upon receipt when delivered by hand or sent by courier, facsimile transmission or telex, or three (3) calendar days after being mailed by first class mail, postage prepaid, in each case addressed as follows:

      If given to DANA, to:                             Copy to:

      Vice President, Marketing and Planning            Dana Corporation
      Commercial Vehicle Systems Group                  4500 Dorr Street
      Dana Corporation                                  P.O. Box 1000
      6938 Elm Valley Drive                             Toledo, OH 43697-1000
      Kalamazoo, MI 49009                               Attn: General Counsel
      Fax: 616.567.1550                                 Fax: 419.535.4790

      If given to SMARTIRE, to:
      President and CEO
      SMARTIRE SYSTEMS INC.
      Suite 150, 13151 Vanier Place
      Richmond, BC Canada V6V 2J1
      Fax: 604.276.2353

      or such other persons or addresses as the addressee PARTY may have previously designated in writing by NOTICE to the other PARTY, and such notice or communication shall be deemed to have been given as of the date so delivered or mailed.


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

13.2. This AGREEMENT, including the Exhibits hereto, sets forth the entire understanding of DANA and SMARTIRE with respect to the matters covered and supersedes all prior agreements, representations and understandings, whether oral or written, between them as to the subject matter herein. Any amendments, waivers, or modifications of this AGREEMENT, or of any exhibit hereto, shall be valid only when they have been reduced to writing and duly signed by the PARTIES. The terms of this Section shall not be deemed to have been waived by oral agreement, course of performance or by any other means other than a written agreement expressly providing for such waiver.

13.3. Neither PARTY may assign this AGREEMENT without the prior written consent of the other PARTY.

13.4. No Agency. This AGREEMENT does not create any agency, partnership, joint venture, or franchise relationship. No employee of either PARTY shall be or become, or shall be deemed to be or become, an employee of the other PARTY by virtue of the existence or implementation of this Agreement. Each PARTY hereto is an independent contractor. Neither PARTY has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other PARTY or bind the other PARTY in any respect whatsoever.

13.5. This AGREEMENT shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Ohio and the United States of America, without regard to the conflict of laws provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not govern this AGREEMENT.


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

IN WITNESS WHEREOF, the PARTIES hereto have executed this AGREEMENT as of the date of last signature below.


DANA CORPORATION

By /s/ Frank Sheehan                            By /s/ Glenn Sulpizio
   -----------------------------                   -----------------------------
Frank Sheehan                                      Glenn Sulpizio
Vice President Sales, Marketing and
Planning Commercial Vehicle Systems
Group

Date: October 12, 2005                          Date: October 12, 2005
      --------------------------                      --------------------------


SMARTIRE SYSTEMS INC.

By /s/ Al Kozak
   -----------------------------
Al KozakPresident and CEO

Date: October 12, 2005
      --------------------------


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

                                    EXHIBIT A
                       SMARTIRE CONTRACTUAL RELATIONSHIPS

--------------------------------------------------------------------------------------------------------------------
Third Party           Territory        Market Segments                             Comments
--------------------------------------------------------------------------------------------------------------------
Company A             United States    o    OEM and Aftermarket for                Current market focus is RV and
                                            recreational vehicles                  towed vehicles.  In some cases
                                       o    OEM and Aftermarket for                they may equip Class 1-3 trucks
                                            passenger cars                         that tow other vehicles or small
                                       o    OEM and Aftermarket for towed          trailers.
                                            vehicles
                                       o    OEM and Aftermarket for
                                            commercial vehicles
                                       o    OEM and Aftermarket for buses
--------------------------------------------------------------------------------------------------------------------
Company B             North America    o    OEM Customer                           SmarTire direct account
                                       o    OEM Aftermarket service centers
--------------------------------------------------------------------------------------------------------------------
Company C             North America    o    OEM Customer                           SmarTire direct account
                                       o    OEM and Aftermarket service
                                            centers
--------------------------------------------------------------------------------------------------------------------
Company D             North America    o    OEM and Aftermarket for                Internet/on-line sales normally
                                            passenger cars                         to individual customers or
                                       o    OEM and Aftermarket for                vehicle users.
                                            motorcycles
                                       o    OEM and Aftermarket for
                                            recreational vehicles
                                       o    OEM and Aftermarket for trucks
--------------------------------------------------------------------------------------------------------------------
Company E             North America    o    OEM and Aftermarket for                Internet/on-line sales normally
                                            passenger cars                         to individual customers or
                                       o    OEM and Aftermarket for                vehicle users.  Virtually all
                                            motorcycles                            sales are to vehicle owners.
                                       o    OEM and Aftermarket for                Truck systems are typically Class
                                            recreational vehicles                  1-3.
                                       o    OEM and Aftermarket for trucks
--------------------------------------------------------------------------------------------------------------------
Company F             United States    o    OEM and Aftermarket for                Sells to aftermarket and some
                                            recreational vehicles                  select RV OEMs.  Works closely
                                                                                   with RV manufacturer to retrofit
                                                                                   units in aftermarket.
--------------------------------------------------------------------------------------------------------------------
Company G             United States    o    Light trucks and trucks                Second stage company that
                                                                                   retrofits commercial vehicles for
                                                                                   military and specialty markets.
--------------------------------------------------------------------------------------------------------------------


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

--------------------------------------------------------------------------------------------------------------------
Company H             Mexico           o    Bus aftermarket
--------------------------------------------------------------------------------------------------------------------
Company I             Australia        o    OEM and aftermarket Passcar            May possibly sell to Class 1-3
                                       o    Aftermarket Motorcycle                 trucks.
--------------------------------------------------------------------------------------------------------------------
Various small         United States    o    Varied market segments                 These organizations do not have
companies                                                                          formal agreements with SmarTire
                                                                                   and all have sales less than $15K
                                                                                   per year.
--------------------------------------------------------------------------------------------------------------------


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

                                    EXHIBIT B
                                SMARTIRE WARRANTY

                                                                 SMARTIRE [LOGO]

                     Original Equipment Commercial Vehicles
                         North America (Canada and USA)

Warranty Statement

Subject to the conditions stated herein, SmarTire Systems Ltd. ("SmarTire") warrants to Original Equipment Manufacturer ("OEM") that the parts, components and assemblies sold as original equipment or service parts, ("Product") will, when properly installed on commercial vehicles approved for such purpose, conform to Product specifications and will be free from defects in design, material and workmanship under normal use and service for the applicable warranty period as described in the Warranty Period section of this statement. SmarTire assumes no responsibility, in the absence of its written approval, for the selection of Product for specific applications that have not been approved.

Commercial vehicles include Class 3 to 8 Trucks (Rigid Truck and Tractor), Commercial Trailers, Bus and Recreational Vehicles.

Warranty Period

The term of SmarTire's warranty to OEM shall be for three years or 300,000 miles of vehicle use, whichever comes first, for original equipment parts and one year unlimited miles for service parts

      (a) Warranty coverage for Product furnished as original equipment commences on the vehicle in-service date.

      (b) Warranty coverage for Product furnished as service parts commences on the date of retail sale.

Remedy

For Products sold as Original Equipment production parts, SmarTire shall reimburse (a) the cost of parts and labor (subject to pre-established dealer retail prices and posted labor rates subject to attached labor hour guidelines) to replace the Product.

For Products sold as Original Equipment service parts, SmarTire shall reimburse
(a) the cost of parts only (subject to pre-established dealer retail prices) to replace the Product.

SmarTire's obligation to satisfy a warranty claim is subject to the following conditions:


SMARTIRE/DANA CONFIDENTIAL                                        September 2005

      (a)   all such claims must be submitted to SmarTire no later than ninety
            (90) days from the date of the failure occurrence and shall be supported by satisfactory evidence in respect of the conditions stated herein;

      (b) if requested by SmarTire, the Product involved shall be returned, freight collect, to SmarTire Systems Inc. for examination; and

      (c) SmarTire's examination of the Product must disclose to its satisfaction that none of the Warranty Exclusions described herein apply. In all cases, SmarTire shall make the final determination as to the warrantability of the Product.

Products replaced under warranty are covered hereunder by the remaining portion of the original warranty period or 12 months whichever is longer.

General Limits and Exclusions

SmarTire must provide documented and signed off installation approval for the specified OEM application for this warranty to be in effect.

Coverage is not provided for the following failures or expenses:

      (a)   Towing.
      (b)   Downtime, lodging, meals, and travel time or transportation.
      (c) Troubleshooting / Diagnostics - except where allowed as indicated in the OEM and SmarTire approved guidelines
      (d) Freight for expedited or rush parts shipments. Parts will be shipped by the most economical means possible.
      (e) Non-genuine replacement parts void the component warranty when used to make a repair.
      (f)   Component damage due to failure of other chassis components.
      (g) Parts and labor markup in excess of OEM and SmarTire approved guidelines.
      (h)   Undefined or unidentifiable miscellaneous changes.
      (i) Failures due to product mis-application or SmarTire unapproved application.
      (j) Failures due to unapproved alterations or modifications to the vehicle or the SmarTire component.
      (k) Failures caused by improper installation or improper prior repair including damage to Product by tire removal or installation.
      (l)   Miscellaneous shop supplies and/or fees.
      (m)   Corrosion and rust.
      (n)   Tires
      (o)   Failures due to dirt, snow, or ice build-up.
      (p)   Accident, damage, negligence, abuse or misuse

Claims Procedure

Warranty claims may be made to the OEM through an authorized dealer, per your OEM warranty procedures. Please refer to stated warranty coverage for your specific OEM.

Claims submitted must

      (a)   be for verifiable defects in material or workmanship.


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      (b)   be submitted within ninety (90) days from the date on which the failure occurred.
      (c)   provide the following information on or with the OEM claim:
            1. Complete Vehicle Identification Number, model and vehicle type, tire and rim description
            2.    Date in service
            3.    Model and serial number of failed component(s)
            4.    Itemized SmarTire part numbers and dealer parts prices
            5. Description of complaint, failure, fault code(s), dealer test results, cause, correction (repair)
            6.    Date of failure and mileage at time of failure
            7.    Hourly labor rate and number of labor hours requested
            8.    OEM published labor code and hours

In the event the OEM rejects Product or makes a claim under this warranty, SmarTire may request the return of the Product and SmarTire will issue the OEM a return material authorization (RMA) number.

If requested by SmarTire, the Product shall be returned, freight collect, to

Attention: Customer Service
SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

for examination. All returned Products shall become SmarTire's property.

SmarTire's determination of warranty coverage shall be final in all cases.

SmarTire reserves the right to reject a warranty claim for any or all of the following reasons:

      a. Original claim was filed after ninety (90) days from the date of failure
      b.    Failure occurred beyond applicable warranty period
      c.    Claim information is insufficient
      d.    Product was not returned for inspection as requested
      e.    Product inspection does not substantiate claim or indicate a failure

Policy / Goodwill:

If OEM agrees to reimburse customer from Product failure due to non-conforming material or workmanship beyond the standard warranty period in order to maintain good will and customer satisfaction, SmarTire agrees to negotiate in good faith with OEM regarding the reimbursement of OEM for these expenses on a case-by-case basis. All Policy / Goodwill must be approved by SmarTire Systems Inc.

Warranty Disclaimer

SMARTIRE'S EXPRESS WARRANTY AND PURCHASER'S REMEDIES THEREUNDER ARE EXCLUSIVE AND GIVEN IN PLACE OF (a) ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHETHER WRITTEN OR ORAL, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR IMPLIED WARRANTY ARISING FROM PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND (b) ALL OTHER OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS OR REMEDIES, INCLUDING ANY RIGHT IN CONTRACT, TORT, EXTRA-CONTRACTUALLY, STRICT LIABILITY OR ANY RIGHT ARISING FROM SMARTIRE'S NEGLIGENCE, ACTUAL OR IMPUTED.


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                                      -25-
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Limitation of Liability

SMARTIRE'S OBLIGATIONS AND PURCHASER'S REMEDIES UNDER SMARTIRE'S EXPRESS WARRANTY ARE LIMITED TO SMARTIRE'S CHOICE OF REPAIR OR REPLACEMENT AND EXCLUDE LIABILITY FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, REPLACEMENT COSTS, ECONOMIC LOSS, LOST REVENUE, LOST PROFITS, OR LOSS OF USE OR DAMAGE TO OTHER PROPERTY.

PRODUCTS ARE CONSIDERED TO BE MONITORING DEVICES, AND ARE NOT TO BE CONSIDERED AS SAFETY DEVICES.

Effective Date

This warranty shall become effective October 1, 2005, and applies only to Product sold in the United States and Canada. This warranty supersedes all past warranties expressed by SmarTire and may not be changed, altered or modified in any way except in writing by SmarTire.

Part Return Requirements

Be sure the parts are properly identified.

      a. Clearly print the RMA number on the bill of lading and shipping container.

      b. If parts for more than one claim are shipped all together, list all claim numbers on the bill of lading or provide a detailed packing list. This will ensure proof of shipment for a specific claim if the parts are lost.

      c. When shipping parts for several different claims together, do not mix the parts in the same container, box, etc. This could cause confusion in performing a failure analysis, a delay in claim processing, and possible rejection of the claim.

      d. Package the parts carefully to avoid shipping damage which could distort or mask the true cause of the failure.

      e. Return all parts collect, per SmarTire approved carrier and to the correct designated location. Failure to return requested parts to designated SmarTire location may result in rejection of the claim.

      f. Parts lost from broken boxes, damaged shipping containers, negligence in packaging, or returned without proper claim identification, may result in no reimbursement for the parts not received and shall be the responsibility of the dealer.


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      g.    Corrosion or rust that prevents proper inspection, or prevents identification of the primary failure, may result in a rejected claim.

      h. Rejected / Non-SmarTire Parts will be returned to dealer at dealer's expense.

Labor Hour Guidelines

This section contains a recently revised schedule of various labor hours allowed for performing warrantable repairs. The hours listed are the maximum amounts which will be paid on a warranty claim. To insure a better understanding of its content, please have all personnel involved in warranty, read the section thoroughly.

These guidelines reflect replacement times only. Components for this product are not serviceable or rebuildable.

                                                     Allowed Time (Hours)

Diagnostics                                          0.5

Replacement of Sensor and Strap in Tire              0.5

Replacement of Receiver                              0.5

Replacement of Strap Only                            0.5

Replacement of Display                               0.75

Replacement of Antenna                               1

Replacement of Display Cable                         0.5

Reprogramming of System                              0.5


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                                      -27-

                                    EXHIBIT C
                           ORDER TERMS AND CONDITIONS

1. CONTRACT. Notwithstanding the terms and conditions on any purchase order ("Order") issued by DANA pursuant to this AGREEMENT, the terms of this AGREEMENT including this Exhibit B shall govern with respect to DANA's purchase of COMPONENTS from SMARTIRE. No additional or different terms proposed by DANA on any Order or by SMARTIRE in its acknowledgement shall be binding upon the parties. The terms of this AGREEMENT shall apply, regardless of any additional or conflicting terms on any Order, acknowledgement or otherwise submitted by either party, and any such additional or conflicting terms are deemed rejected by the other party. Captions in these Terms are for convenience only. For the purposes of this Exhibit, Seller shall mean SMARTIRE; Goods shall mean COMPONENTS

2. ASSIGNMENT. Seller may not assign or subcontract this Order or any of its rights or obligations hereunder, other than the right to assign any amount due which shall be freely assignable, without Dana's prior written consent and any purported assignment in violation of this provision will be void.

3. PACKING AND SHIPMENT. Seller will pack and ship the Goods in accordance with Dana's instructions, furnish all shipping documents required by Dana, and plainly mark Dana's name and the Order number on all packages and documents.

4. INSPECTIONS. Dana may inspect and/or test the Goods at any time, at its own expense, and Seller will make its premises available for this purpose and provide any necessary assistance at no charge. However, no inspections or tests by Dana will relieve Seller of any of its obligations hereunder relating to the Goods. If Dana finds any Goods to be defective or not in conformity with its specifications or requirements, it may return them for a refund of the purchase price, or require Seller to repair or replace them.

5. HAZARDOUS MATERIALS. Seller warrants that it will properly classify, describe, package, mark, label and provide any necessary Material Safety Data Sheets for the Goods and will pack and ship them in compliance with all applicable hazardous materials laws, regulations, ordinances and orders.

6. SPECIAL TOOLING. All dies, jigs, fixtures, drawings, molds, patterns, templates, gages and the like that Dana provides to Seller or pays Seller to make or buy for use in performing this Order (collectively, "Tooling") are at all times the personal property of Dana or Dana's customer, as the case may be. Dana will not be obligated to pay for such Tooling, if applicable, until Seller has provided Dana with an itemized list and adequate cost records for the same and Dana has accepted the Tooling or the first run of Goods manufactured or assembled therewith. If Seller fails to provide adequate cost records, Dana will be not be obligated to pay more than the fair market value of the Tooling, regardless of the Tooling purchase price set out in the Order. While the Tooling is in its possession or custody, Seller will be responsible for any loss or damage to the Tooling and for all taxes, assessments, and similar charges levied with respect to or on it. Seller will label the Tooling in accordance with Dana's instructions to permit accurate identification and will segregate it from other tooling in Seller's possession to the extent practicable. At its own expense, Seller will repair and maintain the Tooling, keep it in good working condition, and replace it when necessary for any reason, including normal wear and tear. Seller will use the Tooling exclusively to produce Goods for Dana hereunder and for no other purpose. Upon expiration, cancellation, or termination of this Order, Seller will hold the Tooling and any operation sheets, process data, or other information necessary to show its use, at no charge, pending receipt of Dana's instructions about its removal or disposition, which will be at Dana's expense. Seller acknowledges that Dana or Dana's customer, as the case may be, has title to and all rights in the Tooling, all accessories and attachments thereto, all substitutes and replacements therefor and all proceeds therefrom. Seller authorizes Dana or Dana's customer, as applicable, or their agents, on Seller's behalf and as its attorney-in-fact, to prepare, sign and file such Uniform Commercial Code financing statements and amendments thereto and similar documents as they deem necessary to evidence their ownership of the Tooling.

7. TRADE CREDITS, COUNTRY OF ORIGIN. All trade credits, export credits, customs drawbacks, tax and fee rebates and the like relating to this Order will belong to Dana. Seller will cooperate with Dana in obtaining these benefits and credits. Seller will furnish Dana and its designees with such documentation establishing the country of origin and value of the Goods as Dana may request, including, as applicable, affidavits of manufacture and NAFTA certificates of origin.

8. INSURANCE. Seller will maintain, at its own expense, the following minimum insurance coverages with insurers satisfactory to Dana: (i) statutory workers' compensation; (ii) employer's liability in the amount of U.S. $5 million; (iii) commercial general liability (including products/completed operations and contractual liability coverage) in the amount of $5 million bodily injury or property damage per occurrence; and (iv) automotive liability (covering owned, non-owned, and hired vehicles) in the amount of $5 million bodily injury or property damage per accident. Such coverages can be provided under primary and/or excess policies. In addition, where applicable, Seller will maintain all risk property coverage (including transit) and theft coverage for Goods, whether or not owned by Dana, which have been ordered hereunder and which are in the care, custody, or control of Seller, its agents, or contractors, and any other insurance coverages that Dana deems appropriate. On the acceptance of this Order and each subsequent renewal of its insurance coverages, Seller will furnish Dana with certificates of insurance evidencing such coverages, naming Dana as an additional insured where deemed appropriate by Dana, and requiring written notice to Dana at least 15 days prior to the cancellation, reduction or non-renewal of coverage. Compliance with these provisions will not relieve Seller of its defense and indemnity obligations under Paragraph 19. These obligations will survive the expiration or cancellation of this Order to the extent necessary to cover acts or events arising in connection with the performance of the Order.

9. ALLOCATION. If Seller is unable, at any time, to supply the entire quantity of Goods ordered by Dana, Seller will meet all of Dana's requirements before making any allocation among its other customers under Section 2-615 of the Uniform Commercial Code or the equivalent.

10. TERMINATION. Dana may terminate this Order for convenience at any time by fifteen (15) business days written notice to Seller. On termination, Dana will be liable to Seller solely for unpaid invoices for conforming Goods previously shipped and for Seller's reasonable, documented costs of raw materials, work-in-process and finished Goods that cannot be canceled without penalty or sold in the general trade, not to exceed the volumes specified in this Order (if a spot Order) or in any open releases hereunder (if a blanket Order) and payable only after Dana's receipt of the same.


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                                      -29-

11. CANCELLATION. Dana may cancel this Order without liability or further obligation hereunder by 15 business days' written notice to Seller if Seller breaches any provision, term or condition of the Order (or Dana anticipates such breach); provided, that the cancellation will be void if Seller cures the breach (or provides assurances of performance acceptable to Dana) within the 15-day notice period. Dana may cancel this Order immediately by written notice to Seller without liability or further obligation hereunder (i) if Seller fails or refuses to furnish Dana promptly with such information and assurances as Dana may request, from time to time, about Seller's financial and operating conditions and ability to supply Goods under this Order, and (ii) to the extent permitted by law, in the event of Seller's insolvency, the filing of a voluntary or involuntary petition in bankruptcy by or against Seller, the appointment of a receiver or trustee for Seller, Seller's execution of an assignment for the benefit of creditors, or a comparable event.

12. BINDING EFFECT. This Order will be binding on the parties and their respective agents, subcontractors, successors and permitted assigns.


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